UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2022

BROADWIND, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, the Board of Directors (the “Board”) of Broadwind, Inc. (the “Company”) appointed Sachin Shivaram to serve as a member of the Board until the next annual meeting of stockholders of the Company or until his successor is duly elected and qualified, effective November 2, 2022.

Since June 2019, Mr. Shivaram has served as the Chief Executive Officer of the Wisconsin Aluminum Foundry, a vertically integrated provider of aluminum and copper-based alloy castings for a wide variety of industries. Since June 2021, he has also served as a member of the Board of Directors of Lodge Cast Iron. Earlier in his career, he held progressively senior strategic roles with Tenaris S.A., Severstal PAO, ArcelorMittal and McKinsey & Company. Mr. Shivaram has also held various leadership roles including President of Sierra Aluminum and Pressure Vessel Group, each a division of Samuel, Son & Co., and Managing Director of Main Steel LLC.  Mr. Shivaram received a Bachelor of Arts degree in history and literature from Harvard University, a Master of Philosophy from the University of Cambridge, and a Juris Doctor from Yale Law School. He is licensed to practice law in the State of Wisconsin.

There are no arrangements between Mr. Shivaram and any other person pursuant to which he was elected to serve as a director. There are no previous transactions between Mr. Shivaram and the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As a non-employee member of the Board, Mr. Shivaram will be compensated in accordance with the Company’s director compensation policy as described in the Company’s proxy statement for its 2022 annual meeting of stockholders filed with the Securities and Exchange Commission on March 14, 2022 under the heading “Directors and Director Compensation,” pro-rated for his first year of service.

Mr. Shivaram entered into the Company’s standard form of indemnification agreement for directors, the form of which is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

Mr. Shivaram will not initially serve on any committees of the Board.

On November 4, 2022, the Company issued a press release regarding the appointment of Mr. Shivaram to the Board. The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated November 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND, INC.

November 4, 2022	By:	/s/ Eric B. Blashford
Eric B. Blashford
President and Chief Executive Officer
(Principal Executive Officer)